Exhibit 10.31.2

AMENDMENT NO. 2 TO LICENSE AND SUPPLY AGREEMENT
This Amendment No. 2 to License and Supply Agreement (this “Amendment”) is entered into with effect as of December 31, 2012 (“Amendment Effective Date”), by and among Endo Pharmaceuticals Inc., a Delaware corporation having a principal place of business at 100 Endo Drive, Chadds Ford, Pennsylvania 19317 (“Endo”), Novartis Consumer Health, Inc., a Delaware corporation having a principal place of business at 200 Kimball Drive, Parsippany, New Jersey 07054 (“Novartis”), and Novartis AG, a Swiss corporation having a principal place of business in Basel, Switzerland (“Novartis AG”). Each of Novartis AG, Novartis and Endo is referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties entered into a License and Supply Agreement, dated March 4, 2008, which was amended by that certain Amendment No. 1 to License and Supply Agreement, dated March 28, 2008 (as amended, the “License and Supply Agreement”);
WHEREAS, the Parties desire to amend the License and Supply Agreement as provided herein;
WHEREAS, the terms and conditions in the License and Supply Agreement continue to be in full force and effect between the Parties except as modified as set forth below;
NOW THEREFORE, in consideration of the premises and covenants herein contained the Parties agree as follows:
1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the License and Supply Agreement. All amendments set forth herein shall become effective prospectively from and after the Amendment Effective Date, unless otherwise expressly provided herein.

2.Amendment to Section 4.4(b). The table in Section 4.4(b) of the License and Supply Agreement shall be amended and restated to read as follows:

Agreement Year	Details	Portion of Details Required to be Primary Details
Year 1	650,000	650,000
Year 2	650,000	520,000
Year 3	650,000	520,000
Year 4	650,000	455,000
Year 5	390,000	273,000
Each Renewal Term	390,000	195,000

3.Amendment to Section 4.9. The table in Section 4.9 of the License and Supply Agreement shall be amended and restated to read as set forth below. The following sentence shall be added to

Exhibit 10.31.2

the end of Section 4.9 of the License and Supply Agreement: “Notwithstanding anything herein to the contrary, in Agreement Year 5 and each Renewal Term thereafter until NOVARTIS notifies ENDO in writing of its abandonment of the OTC Equivalent Product registration application, ENDO’s annual minimum expenditures of A&P Expenses as set forth in Column 5 of the table in this Section 4.9 shall be reduced by twenty percent (20%) from the levels set forth in Column 5.”

Minimum A&P Expenses Requirements
Column 1	Column 2	Column 3	Column 4	Column 5
Agreement Year 1	Agreement Year 2	Agreement Year 3	Agreement Year 4	Agreement Year 5 and Renewal Terms
$15,000,000	$20,000,000	15% of prior Agreement Year’s Net Sales but not to exceed $30,000,000	13% of prior Agreement Year’s Net Sales but not to exceed $30,000,000	4.8% of prior Agreement Year’s Net Sales but not to exceed $30,000,000

4.Amendment to Section 5.9(b). The following sentence shall be added to the end of Section 5.9(b)(i) of the License and Supply Agreement:
“Notwithstanding anything herein to the contrary, effective January 1, 2013, the price for Licensed Product shall be reduced by five percent (5%), which shall translate into a reduction of $.24/unit for the 100g tube (currently priced at $4.82/unit) and a reduction of $.06/unit on the 20g tube (currently priced at $1.20/unit); it being understood that this price reduction shall remain in effect throughout the Term of this Agreement. In the event of any future price increases, the foregoing amounts ($.24/unit for 100g tube and $.06/unit for 20g tube) shall be deducted from the total price otherwise permitted to be charged under the current License and Supply Agreement.”
5.Amendment to Section 9.1. The last three sentences of Section 9.1 of the License and Supply Agreement are hereby amended and restated to read as follows:
“ENDO shall cooperate fully with NOVARTIS in connection with an OTC Switch, including, providing any materials reasonably required by NOVARTIS to support the OTC Switch. Notwithstanding the foregoing, NOVARTIS shall not Launch an OTC Equivalent Product prior to April 1, 2014, and NOVARTIS shall not take any action that results in the loss of Rx Product status for the Licensed Product prior to such time. NOVARTIS shall notify ENDO when it submits a filing to the FDA in respect of an OTC Equivalent Product.”
6.Amendment to Section 17.1(a). The following clause shall be added to the end of the last sentence in Section 17.1(a) of the License and Supply Agreement: “; provided that notwithstanding the foregoing, in no event shall the NOVARTIS Parties provide notice of non-renewal prior to January 1, 2016.” For the avoidance of doubt, nothing in this Amendment shall amend or restate,

Exhibit 10.31.2

or be deemed to amend or restate, any provision of Section 17.2 or Section 17.3 of the License and Supply Agreement or limit the rights of a NOVARTIS Party to terminate the License and Supply Agreement pursuant to Section 17.2 or Section 17.3 of the License and Supply Agreement.
7.Conflict. This Amendment will govern if it conflicts with any provision of the License and Supply Agreement.
8.Effectiveness of the Agreement. The Parties acknowledge and agree that this Amendment constitutes a valid and binding amendment to the License and Supply Agreement for purposes of Section 20.6 of the License and Supply Agreement. For the avoidance of doubt, nothing in this Amendment shall be deemed to amend, modify, delete or extend the disclaimers of warranties in Section 13.4 of the License and Supply Agreement or limitations of damages in Section 20.16 of the License and Supple Agreement, which disclaimers and limitations shall apply to this Amendment as if set forth in full herein. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument. Except as set forth in this Amendment, there are no other amendments to the License and Supply Agreement and the License and Supply Agreement remains in full force and effect as amended as of the Amendment Effective Date.
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Exhibit 10.31.2

IN WITNESS WHEREOF, this Amendment No. 2 to License and Supply Agreement has been executed by the authorized officers of the Parties hereto with effect as of the Amendment Effective Date.

ENDO PHARMACEUTICALS INC.

By:	/s/	David P. Holveck
Name:		David P. Holveck
Title:		President & Chief Executive Officer

NOVARTIS AG			NOVARTIS CONSUMER HEALTH, INC.

By:	/s/	Felix R. Ehrat	By:	/s/	Greg Tole
Name:		Felix R. Ehrat	Name:		Greg Tole
Title:		Group General Counsel	Title:		General Counsel, OTC